Exhibit (10) B

AMENDMENT NO. 1

TO

ECOLAB MIRROR PENSION PLAN

(As Amended and Restated effective as of January 1, 2005)

WHEREAS, Ecolab Inc. (the “Company”) has established and currently maintains the Ecolab Mirror Pension Plan (As Amended and Restated effective as of January 1, 2005) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to change the benefit formula to provide an offset for the actual qualified Pension Plan benefit rather than the Pension Plan benefit determined by deeming an Executive’s Annual Compensation to be equal to the annual compensation limit under Code section 401(a)(17).

NOW, THEREFORE, pursuant to Section 6.1 of the Plan and Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans, the Company hereby amends the Plan as set forth below.

Words used herein with initial capital letters that are defined in the Plan are used herein as so defined.

(1)                                  Section 3.1(2) of the Plan is hereby amended by amending and restating paragraph (b) of such Section to read as follows:

                                                (b)                                 =                                         the amount of the monthly benefit which would be payable to the Executive under the Pension Plan calculated on a single life annuity basis commencing at age 65, determined under the Pension Plan as in effect on the date of the Executive’s termination of employment with the Controlled Group.

(2)                                  Section 3.1(3) of the Plan is hereby amended by amending and restating paragraph (b) of such Section to read as follows:

                                                (b)                                 =                                         the amount which is actually credited to the Executive’s Retirement Account under the Pension Plan.

IN WITNESS WHEREOF, Ecolab, Inc. has executed this Amendment No. 1 this 16 day of July, 2010.

(Seal)		ECOLAB INC.

/s/Steven L. Fritze
Steven L. Fritze
Chief Financial Officer
Attest:	/s/James J. Seifert
James J. Seifert
General Counsel and Secretary